UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2018
ERIN ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34525	30-0349798
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Post Oak Blvd., Suite 2250, Houston, Texas 77056
(Address of principal executive offices) (Zip Code)

(713) 797-2940
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4

Item 3.01 Notice of Delisting or Failure t Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 26, 2018 Erin Energy Corporation and certain of its subsidiaries (together “Erin Energy” or the “Company”) (NYSE American:ERN) (JSE:ERN), received notification from the NYSE American LLC (“NYSE”) that the NYSE had commenced proceedings to delist the Company’s common stock as a result of the Company filing voluntary petitions under Chapter 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas, Houston Division on April 25, 2018. NYSE suspended trading in the Company’s common stock effective April 26, 2018. NYSE subsequently notified the Securities and Exchange Commission (“SEC”) of its intention to remove the entire class of Common Stock (the “Common Stock”) of Erin Energy from listing and registration on the NYSE on May 21, 2018. The NYSE applied to the SEC to delist the Company’s common stock and on May 9, 2018 filed Form 25 “Notification of Removal from Listing and/or Registration under Section 12(b) of The Securities Exchange Act of 1934” with the SEC.   The Company’s common stock began trading on the OTC on April 27, 2018 under the ticker symbol ERINQ.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERIN ENERGY CORPORATION

By: /s/ Heidi Wong
Heidi Wong
Senior Vice President and Assistant Secretary

Date: May 11, 2018